                                                                    EXHIBIT 99.1


[VERITAS LOGO]                                                              NEWS

VERITAS Software
1600 Plymouth Street
Mountain View, CA 94043
650.527.8000

FOR IMMEDIATE RELEASE

            VERITAS(R) SOFTWARE REPORTS RECORD FIRST QUARTER RESULTS;
                 REVENUE UP 58% TO $387 MILLION FOR THE QUARTER

                      Pro forma Earnings Per Share up 75%.

MOUNTAIN VIEW, CALIF. -- APRIL 17, 2001 -- VERITAS Software Corporation (Nasdaq:
VRTS), The Data Availability Company, today announced record financial results for its first quarter ended March 31, 2001. The Company achieved first quarter revenue of $387 million, an increase of 58% over last year's first quarter revenue of $245 million. Pro forma net income, excluding purchase accounting adjustments, increased to $87 million in the first quarter from $52 million for the same period in the prior year, a 68% increase. Diluted pro forma net income per share for the first quarter was $0.21, up 75% from $0.12 for the same period last year.

For the first quarter, on an as-reported basis with purchase accounting adjustments for acquisitions, VERITAS Software reported a net loss of $156 million, or $0.40 per share, compared with a net loss of $174 million, or $0.44 per share for the prior period. Purchase accounting amortization amounted to $237 million in the current quarter and $235 million in last year's first quarter.

"Data availability continues to increase in importance for our customers as they maximize the business value of their key corporate asset: data. Our continued market share gains and rapid product delivery allowed us to deliver outstanding financial results for the first quarter of 2001. " said Gary Bloom, chief executive officer and president, VERITAS Software. "Going forward, we believe our prior guidance of 45-50% annual revenue growth continues to be an attainable goal, but the weakness in the economic environment is leading us to broaden our revenue guidance range by reducing the low end of the range to 35%, setting the new range at 35-50% growth for the year."

"Our results for the quarter were exceptional by all financial measures. We demonstrated balanced growth, with significant contributions coming from all channels, regions and product lines." said Ken Lonchar, senior vice president and chief financial officer, VERITAS Software. "In addition to record profitability, we also demonstrated great cash flow during the quarter, with our cash position increasing to $1.36 billion, an increase of over $100 million for the quarter. Financially we are extremely well positioned, allowing us to continue investing to increase our market penetration and to gain share from our competitors."

The Company has added an additional financial table to its earnings release:
"Pro forma Statements of Operations." These pro forma statements are intended to present the Company's operating results excluding purchase accounting adjustments.

                                     -more-

VERITAS Software Q4'00 Earnings Release
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The Company will host a conference call on Tuesday, April 17 at 2:00 p.m.
Pacific Time, 5:00 p.m. Eastern Time, to discuss its results. The conference call will be broadcast live via the Internet at www.veritas.com and www.nasdaq.com. The conference call will also be available live in a listen-only format at 913-981-4900. A replay will be available until April 24, 2001 at 719-457-0820, replay code: 524528.

ABOUT VERITAS SOFTWARE THE DATA AVAILABILITY COMPANY(TM)

VERITAS Software Corporation (Nasdaq:VRTS) provides essential data availability software solutions that enable customers to protect and access their business-critical data for Business Without Interruption(TM). The Company's corporate headquarters is located at 1600 Plymouth Street, Mountain View, CA 94043. Telephone: (650) 527-8000. Fax: (650) 527-8050. Email:
vx-sales@veritas.com. WWW site: http://www.veritas.com.

                                       ###
FOR FURTHER INFORMATION CONTACT:

Ken Lonchar, Senior Vice President and CFO, VERITAS Software
(650) 527-2501, ken.lonchar@veritas.com

Dave Galiotto, Vice President of Finance/Investor Relations, VERITAS Software
(650) 527-4047, dave.galiotto@veritas.com

Erin Jones, Public Relations Director, VERITAS Software
(805) 783-4528, erin.jones@veritas.com

This press release may include estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including the risk that we may not gain market acceptance of our products and services, the risk that we will not be able to maintain the quality of our end-user customer and partnering relationships, and the risk that will not be able to manage our business effectively, that could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the "Factors That May Affect Future Results" section of our most recent report on Form 10-K on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

VERITAS, VERITAS Software, the VERITAS logo, Business Without Interruption and other product names are trademarks or registered trademarks of VERITAS Software Corporation in the US and other countries. Other product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

                                     -more-

VERITAS Software Q1'01 Earnings Release
Page 3 of 5

                          VERITAS SOFTWARE CORPORATION
                       PRO FORMA STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                              MARCH 31,
                                                       ------------------------
                                                         2001           2000
                                                       ---------      ---------
NET REVENUE:
  User license fees                                    $ 309,017      $ 204,316
  Services                                                78,424         40,324
                                                       ---------      ---------
     TOTAL NET REVENUE                                   387,441        244,640
COST OF REVENUE:
  User license fees                                       10,668         11,778
  Services                                                31,670         18,299
                                                       ---------      ---------
     TOTAL COST OF REVENUE                                42,338         30,077
                                                       ---------      ---------
GROSS PROFIT                                             345,103        214,563
OPERATING EXPENSES:
  Selling and marketing                                  142,805         87,583
  Research and development                                56,225         35,113
  General and administrative                              25,904         14,911
                                                       ---------      ---------
     TOTAL OPERATING EXPENSES                            224,934        137,607
                                                       ---------      ---------
Income from operations                                   120,169         76,956
Interest and other income, net                            18,628         11,263
Interest expense                                          (6,969)        (7,523)
                                                       ---------      ---------
Income before income taxes                               131,828         80,696
Provision for income taxes                                44,822         29,051
                                                       ---------      ---------
PRO FORMA NET INCOME                                   $  87,006      $  51,645
                                                       =========      =========
PRO FORMA NET INCOME PER SHARE - BASIC                 $    0.22      $    0.13
                                                       =========      =========
PRO FORMA NET INCOME PER SHARE - DILUTED               $    0.21      $    0.12
                                                       =========      =========
SHARES USED IN PER SHARE CALCULATION - BASIC             394,829        394,471
                                                       =========      =========
SHARES USED IN PER SHARE CALCULATION - DILUTED           420,154        437,107
                                                       =========      =========

The pro forma statements of operations are intended to present the Company's operating results excluding purchase accounting adjustments. Purchase accounting adjustments would include amortization of developed technology, amortization of goodwill and intangibles, in-process research and development costs, acquisition and restructuring costs, and related adjustments for income tax provisions.

VERITAS Software Q1'01 Earnings Release
Page 4 of 5

                          VERITAS SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                        ------------------------
                                                          2001          2000
                                                        ---------     ---------
NET REVENUE:
  User license fees                                     $ 309,017     $ 204,316
  Services                                                 78,424        40,324
                                                        ---------     ---------
     TOTAL NET REVENUE                                    387,441       244,640
COST OF REVENUE:
  User license fees                                        10,668        11,778
  Services                                                 31,670        18,299
  Amortization of developed technology                     15,791        15,395
                                                        ---------     ---------
     TOTAL COST OF REVENUE                                 58,129        45,472
                                                        ---------     ---------
GROSS PROFIT                                              329,312       199,168
OPERATING EXPENSES:
  Selling and marketing                                   142,805        87,583
  Research and development                                 56,225        35,113
  General and administrative                               25,904        14,911
  Amortization of goodwill and other intangibles          221,226       219,759
                                                        ---------     ---------
     TOTAL OPERATING EXPENSES                             446,160       357,366
                                                        ---------     ---------
Loss from operations                                     (116,848)     (158,198)
Interest and other income, net                             18,628        11,263
Interest expense                                           (6,969)       (7,523)
                                                        ---------     ---------
Loss before income taxes                                 (105,189)     (154,458)
Provision for income taxes                                 50,909        19,925
                                                        ---------     ---------
NET LOSS                                                $(156,098)    $(174,383)
                                                        =========     =========
NET LOSS PER SHARE - BASIC                              $   (0.40)    $   (0.44)
                                                        =========     =========
NET LOSS PER SHARE - DILUTED                            $   (0.40)    $   (0.44)
                                                        =========     =========
SHARES USED IN PER SHARE CALCULATION - BASIC              394,829       394,471
                                                        =========     =========
SHARES USED IN PER SHARE CALCULATION - DILUTED            394,829       394,471
                                                        =========     =========

VERITAS Software Q1'01 Earnings Release
Page 5 of 5

                          VERITAS SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         MARCH 31,    DECEMBER 31,
                                                           2001          2000
                                                       ------------   ------------
                                                        (UNAUDITED)
                                     ASSETS

CURRENT ASSETS:
  Cash and short-term investments                       $1,244,819    $1,119,449
  Accounts receivable, net                                 163,551       186,863
  Deferred income taxes                                     38,017        38,017
  Other current assets                                      38,415        38,303
                                                        ----------    ----------
     TOTAL CURRENT ASSETS                                1,484,802     1,382,632
Long-term investments                                      119,816       136,111
Property and equipment                                     186,052       168,389
Goodwill and other intangibles                           2,082,105     2,285,320
Other non-current assets                                   114,962       110,382
                                                        ----------    ----------
     TOTAL ASSETS                                       $3,987,737    $4,082,834
                                                        ==========    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $   44,515    $   45,250
  Accrued compensation and benefits                         49,634        63,838
  Accrued acquisition and restructuring costs               18,353        44,123
  Other accrued liabilities                                 69,818        69,289
  Income taxes payable                                      33,926        34,454
  Deferred revenue                                         215,127       201,001
                                                        ----------    ----------
     TOTAL CURRENT LIABILITIES                             431,373       457,955
NON-CURRENT LIABILITIES:
  Convertible subordinated notes                           432,653       429,176
  Deferred and other income taxes                          198,252       213,132
                                                        ----------    ----------
     TOTAL NON-CURRENT LIABILITIES                         630,905       642,308
Stockholders' equity                                     2,925,459     2,982,571
                                                        ----------    ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $3,987,737    $4,082,834
                                                        ==========    ==========